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                                                                    Exhibit 12.1
                       Ratio of Earnings to Fixed Charges


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                                                                                                              Unaudited
                                                          Fiscal Year Ended                                Six Months Ended
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                                     April 25,   April 27,    April 26,     April 25,    April 24,     October 24,    October 23,
                                       1995        1996         1997          1998         1999           1998           1999
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                                                        (In millions, except ratios)                   (In millions, except ratios)
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
EARNINGS (Loss):
  Income (loss) before income taxes
   and minority interests                 4.9        18.5         (36.3)        44.5         85.8           37.5          32.5
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  Interest expense                       13.8        18.4          13.8          8.6          8.9            4.4           6.5
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  Rental expense interest component       7.0         6.6           6.4          4.1          3.7            1.6           1.6
                                     --------    --------      --------     --------     --------       --------      --------
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        Earnings (Loss)                  25.7        43.5         (16.1)        57.2         98.4           43.5          40.6
                                     --------    --------      --------     --------     --------       --------      --------
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FIXED CHARGES:
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  Interest expense                       13.8        18.4          13.8          8.6          8.9            4.4           6.5
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  Rental expense interest component       7.0         6.6           6.4          4.1          3.7            1.6           1.6
                                     --------    --------      --------     --------     --------       --------      --------
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        Fixed charges                    20.8        25.0          20.2         12.7         12.6            6.0           8.1
                                     --------    --------      --------     --------     --------       --------      --------
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Ratio of earnings to fixed charges        1.2x        1.7x           (a)         4.5x         7.8x           7.3x          5.0x
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

      The data above sets forth the ratio of earnings to fixed charges of
      Weight Watchers International, Inc. and Subsidiaries ("WWI") for each of the years in the five-year period ended April 24, 1999 and for the six months ended October 24, 1998 and October 23, 1999. The data for each of the years in the five-year period ended April 24, 1999 are derived from the audited historical financial statements of WWI, included elsewhere in this document. The data for the six months ended October 24, 1998 and October 23, 1999 have been derived from the unaudited historical financial statements of WWI which are included elsewhere in this document.
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                                                                               2


(a) Earnings for the period ended April 26, 1997 were inadequate to cover fixed charges and resulted in a coverage deficiency of approximately $.8 million.